Exhibit 10.23

EXECUTION COPY
EXECUTIVE TRANSITION SERVICES AGREEMENT
THIS EXECUTIVE TRANSITION SERVICES AGREEMENT (“Agreement”) is entered into as of August 20, 2020 (“Execution Date”) by Kevin Palatnik (“Executive”) and Coherent, Inc. for and on behalf of itself and its predecessors, successors, assigns, parents, subsidiaries, branches, affiliated entities and related entities (collectively, “Company”). Executive and Company are collectively referred to in this Agreement as the “Parties.”
WHEREAS, Executive has been employed by the Company as Executive Vice President and Chief Financial Officer and Executive and the Company would like to provide for an effective transition of the Chief Financial Officer role in connection with the termination of Executive’s employment with the Company as of February 28, 2021 (“Separation Date”);
WHEREAS, the Company’s Chief Executive Officer, under the auspices of the Board of Directors (“Board”) will commence a search process to identify a successor Chief Financial Officer;
WHEREAS, Executive shall transition to the role of Special Advisor from the role of Executive Vice President and Chief Financial Officer upon a transition date communicated by the Company’s Chief Executive Officer or the Board in writing to the Executive in connection with any commencement of a successor to serve as Chief Financial Officer of the Company prior to February 28, 2021 (“Transition Date”);
WHEREAS, the Company wishes to set forth the terms of Executive’s role with the Company during the period from the Execution Date through the Separation Date in exchange for the agreements expressed herein;
WHEREAS, Executive is a participant in the Company’s Change of Control and Leadership Change Severance Plan (the “Severance Plan”);
WHEREAS, a Change in Leadership under the Severance Plan has occurred and, in consideration of the foregoing, the Company and Executive have mutually agreed hereunder that Executive’s termination will be treated as a termination of Executive’s employment without Change in Leadership Just Cause as defined under the Severance Plan (“Cause”), which entitles Executive to the severance provisions under the Severance Plan, including the requirement for Executive to execute and deliver an effective release to the Company as a condition to receiving such severance provisions;
WHEREAS, each of the undersigned Parties to this Agreement has had ample opportunity to review the facts and law relevant to this issue, has consulted fully and freely with competent counsel of its choice if desired, and has entered this Agreement knowingly and intelligently without duress or coercion from any source and Executive has had a reasonable time in which to consider whether to sign this Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:
1.Title and Provision of Services. From the Execution Date through immediately before the earlier of the Transition Date or Separation Date, Executive shall continue to serve as Executive Vice President and Chief Financial Officer of the Company with the duties, responsibilities and authority consistent with those Executive had immediately prior to the Execution Date. From any Transition Date through the Separation Date, Executive shall serve as a Special Advisor, with such duties and obligations as may be mutually agreed upon between Executive and the Chief Executive Officer. From the Execution Date through the Separation Date, Executive shall perform such services reasonably requested by the Chief Executive Officer or the Board which are consistent with such services provided prior to the Execution Date. Executive agrees to fully cooperate with the orderly transfer of his responsibilities as the Company may direct, including, without limitation, after the Separation Date: (i) reasonably assisting in the transition of his duties to a new Chief Financial Officer; (ii) complying with any reasonable Company request for information after the Separation Date; (iii) making himself reasonably available in connection with any and all claims, disputes, negotiations, investigations, and lawsuits or administrative proceedings involving the Company or its affiliates; and (iv) providing thorough and accurate information or documents, providing truthful declarations or statements to the Company or its affiliates, meeting with attorneys or other representatives of the Company or its affiliates, preparing for and giving thorough and truthful testimony, and/or otherwise cooperating in the investigation, defense or prosecution of proceedings involving the Company.
2.Payments by the Company. In consideration for (i) Executive’s execution, without revocation, and compliance with this Agreement, including the release of claims below, (ii) Executive’s execution of the Release of Claims attached hereto as Exhibit A (“Release”) no earlier than the day following the Separation Date, (iii) Executive not revoking the Release prior to the eighth day following such execution and (iv) Executive providing the services set forth in paragraph 1 and provided that the Company does not terminate Executive’s employment for Cause, the following compensation will be provided to Executive: (i) base salary at a rate no less than Executive’s base salary in effect on the Execution Date for the period from the Execution Date through the Separation Date; (ii) continued vesting in Executive’s outstanding equity awards under the Company’s 2011 Equity Incentive Plan according to their terms during the period from the Execution Date through the Separation Date; and (iii) continued participation until the Separation Date in the Company’s Variable Compensation Plan and benefit programs to the extent provided and consistent with their terms (such base salary, continued vesting and benefits, collectively, “Benefits”). Executive acknowledges and understands that amounts payable pursuant to this Agreement will be reduced by any and all applicable federal, state, or local payroll tax withholding or other authorized deductions permitted by applicable law. Executive also acknowledges and understands that this Agreement provides no other rights to compensation or benefits for the period from the Execution Date through the Separation Date other than as set forth in this paragraph and paragraph 3 of this Agreement. Executive acknowledges that the Benefits provided to Executive as set forth above and the Change in Leadership Severance Benefits (as defined in paragraph 3 below) are greater than the sum to which Executive is otherwise entitled to receive without executing this Agreement (including the Release), and Executive agrees that these Benefits and the Change in Leadership Severance Benefits are in excess of those to which Executive is otherwise entitled without a release of claims under the Company’s policies and procedures, or under any law, agreement or plan, written, oral or implied.
3.Change in Leadership Severance Benefits. The Executive shall be entitled to the payments and benefits under the Severance Plan upon termination of employment upon the Separation Date without Cause in the payment amount set forth in Section 4.3(b) of the Severance Plan and certain equity compensation acceleration, benefit continuation payments and pro rata bonus as set forth in Section 4.5(b) of the Severance Plan (collectively, “Change in Leadership Severance Benefits”). If Executive should die after the Transition Date but before the Separation Date, Executive’s estate shall be entitled to the payments and benefits set forth in the preceding sentence with Executive’s date of death substituted for the Separation Date for purposes of calculating the Change in Leadership Severance Benefits subject to the execution by Executive’s estate of the Release reflecting Executive’s death and the effectiveness of such Release.
4.Resignation from All Positions. Effective immediately prior to the earlier of the Transition Date or Separation Date, Executive hereby resigns from any and all positions he holds with the Company including, without limitation, Executive Vice President and Chief Financial Officer except for the position of Special Advisor, and will not thereafter represent himself as being an executive officer of the Company for any purpose. After the Separation Date, Executive will not represent himself as being an executive officer, officer, attorney, agent or representative of the Company for any purpose.
5.Separation Date and Certain Requirements. Executive’s employment relationship with the Company will be terminated as of the Separation Date, unless earlier terminated by the Company for Cause or by Executive’s death. Executive understands and agrees that the terms contained in this Agreement are offered by the Company contingent upon Executive’s fulfillment of his obligations under this Agreement including, without limitation, unless otherwise determined by the Board or specifically set forth in this Agreement, serving as Executive Vice

President and Chief Financial Officer until the earlier of the Transition Date or Separation Date and as a Special Advisor from any Transition Date through the Separation Date and cooperation in an orderly transition of Executive’s duties and execution and nonrevocation of the release contained within this Agreement and the execution and nonrevocation of the Release.
6.Reaffirmation of Agreements. Executive expressly reaffirms and incorporates as part of this Agreement any and all confidentiality, intellectual property and non-solicitation provisions of any agreement with the Company, including, without limitation, the Employee Confidential Information and Arbitration Agreement dated as of February 8, 2016 (“Confidential Information Agreement”).
7.Waiver and Release. To the extent permitted by applicable law, in exchange for the consideration provided in this Agreement, Executive, for himself and his heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waives, releases and discharges the Company and each and all of its present and former officers, agents, directors, managers, employees, representatives, affiliates, shareholders, attorneys, members, and each of their successors and assigns, and all persons acting by, through, under or in concert with, and individually in their official capacities (collectively, “Releasees”) from any and all claims, demands, actions, causes of action, obligations, judgments, rights, fees, damages, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claim” or “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to Executive’s hire, benefits, employment, termination or separation from employment and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter that existed or arose on or before the date of his execution of this Agreement, including, but not limited to any claims, under (as amended) the United States Constitution, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act (with respect to unvested benefits), the Civil Rights Act of 1991, 42 U.S.C. section 1981, the Sarbanes-Oxley Act of 2002, the Worker Adjustment and Retraining Notification Act, the Family Medical Leave Act, the Rehabilitation Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Business and Professions Codes, Civil Code, Labor Code, and Government Code, and/or any other federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and any common law tort and/or contract claims, including, but not limited to, any claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm.

Nothing in this Agreement will be construed to (i) limit or affect Executive’s right to challenge the validity of this release; (ii) in any way interfere with Executive’s right and responsibility to give truthful testimony under oath; or (iii) prohibit Executive from participating in an investigation, filing a charge or otherwise communicating with any federal, state or local government office, official or agency, including, but not limited to, the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board, or the Securities and Exchange Commission. However, Executive expressly promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies with respect any Claim that Executive has released in this Agreement. Furthermore, this waiver and release of claims excludes, and Executive does not waive, release or discharge, any claims under state workers’ compensation or unemployment laws Executive has against the Company and/or any claims by Executive that cannot be released by a private settlement agreement. In addition, nothing in this Agreement waives, releases or discharges (i) any claim regarding rights of indemnification and receipt of legal fees and expenses to which you are entitled under the Indemnification Agreement between the Company and Executive, the Company’s or an affiliate of the Company’s Certificate of Incorporation or By-laws (or similar instrument) or pursuant to applicable law or modifies, amends, or otherwise limits in any manner any rights Executive may have under the Indemnification Agreement or (ii) any of Executive’s vested rights under the Coherent, Inc. 401(k) Retirement Plan, the Coherent, Inc. Deferred Compensation Plan or health benefit programs.
8.Unknown Claims. Executive agrees that his waiver and release of claims extends to all Claims of every nature and kind, known or unknown, suspected or unsuspected, past or present, arising from or attributable to Executive’s employment or separation of employment with the Company. Executive therefore waives the protection of California Civil Code section 1542 or any analogous state law or federal law or regulation. Section 1542 reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
9.Return of Property. Upon the Separation Date (or such other date as mutually agreed between Executive and a duly authorized representative of the Company), Executive will return to the Company all files, memoranda, records, credit cards, pagers, computers, computer files, passwords and pass keys, card keys, or related physical or electronic access devices, and any and all other property received from the Company or any of its current or former executives or generated by Executive in the course of employment; provided that Executive shall be allowed to retain his mobile number. Upon the Separation Date, Executive will delete all electronic data and files pertaining to Executive’s job or the Company’s business operations, existing on Executive’s personal computers, other personal electronic devices, and on any email account maintained or accessible by Executive other than his Company-issued account. Without limitation on the foregoing, Executive will upon the Separation Date return to the Company all of the Company’s property, including records, vendor/client lists, other lists, data, notes, reports, proposals, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property or other non-public information, or copies or reproductions of any of the aforementioned items, electronic devices (including, but not limited to, any laptop computer, smart phone or similar device, or cellphone), or other documents or property which, in each case, Executive obtained, received or produced in connection with his employment with the Company or that was within Executive’s possession and control.
10.No Admission. The Parties agree and acknowledge that this Agreement, and compliance with this Agreement, will not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of Executive or any person, or violation of any order, law, statute, duty, or contract whatsoever against Executive or any person.
11.Assignment. This Agreement will be binding upon the Parties and upon their heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Executive expressly warrants that he has not transferred to any person or entity any rights, causes of action or claims released in this Agreement. Any purported assignment by Executive will be null and void.
12.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement will be held as unenforceable and thus stricken, such holding will not affect the validity of the remainder of this Agreement, the balance of which will continue to be binding upon the Parties with any such modification to become a part of, and treated as though originally set forth in, this Agreement. The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. However, if a court should hold that Executive’s waiver and release of claims is void or voidable, in whole or in part, the Company at its election may recover the excess Benefits paid or provided under this Agreement.
13.Entire Agreement. This Agreement, including the Release, sets forth the entire agreement between the Parties and fully supersedes any and all prior agreements or understandings, written or oral, between the Parties pertaining to the subject matter of this Agreement (except that Executive will continue to be bound by the confidentiality, intellectual property and non-solicitation provisions of any agreement with the Company and/or any similar agreement previously executed by Executive will remain fully enforceable and binding on the Parties). Executive acknowledges and confirms that he will be entitled to the benefits of the Severance Plan only as set forth in paragraph 3 and that he will not be entitled to benefits of the Severance Plan with respect to any Change of Control occurring on or after the Execution Date. Executive represents and acknowledges that in executing this Agreement Executive did not rely and has not relied upon any representation or statement made by the Company or by any of the Company’s agents, attorneys, or representatives with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. This Agreement may be modified only in a written document signed by the Parties and referring specifically to this Agreement.
14.Governing Law. This Agreement will be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties. Except to the extent that federal law applies, this Agreement is entered into under California law and will be construed and governed under the laws of the State of California
15.Taxes. The Company and affiliates make no representations with regard to the effect on Executive’s federal, state, or local income tax liability with regard to the Benefits or Change in Leadership Severance Benefits and any other payments or benefits being provided to Executive. Executive hereby assumes full and sole responsibility for payment of taxes due, if any, on the consideration tendered herein and further agrees to defend, indemnify, and hold the Company and its affiliates harmless from and against any loss, liability, obligation, action, cause of action, claims, demands, or other expenses of any nature whatsoever, relating to, in connection with, or arising out of the payment of said taxes and interest, and/or penalties imposed, arising out of any such tax.
16.Section 409A. The Company and Executive intend that this Agreement and the payments provided hereunder be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) to the maximum extent possible, or to the extent Section 409A is applicable to this Agreement, the Company and Executive intend that this Agreement and any payments thereunder comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted, operated and administered in a manner consistent with such intentions; provided, however that in no event shall the Company or any of its affiliates (or any of their successors) be liable for any additional tax, interest or penalty that may be imposed on the Executive pursuant to Section 409A or for any damages incurred by the Executive as a result of this Agreement (or the payments hereunder) failing to comply with, or be exempt from Section 409A. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary if at the time the Executive’s employment hereunder terminates, the Executive is a “specified employee” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Executive to the imposition of any additional tax or interest under Section 409A, amounts that would (but for this provision) be payable within six months following the date of the Executive’s separation from service shall not be paid to the Executive during such period, but shall instead be paid in a lump sum on the first payroll date that occurs on or after the date six months and one day following the date of such Executive’s separation from service or, if earlier, upon the Executive’s death.
17. Knowing and Voluntary Acknowledgement. Executive agrees and acknowledges that: (a) Executive has read the terms of this Agreement and understands all of its terms; (b) Executive is hereby advised of Executive’s right to consult with an attorney of his choice prior to executing this Agreement; (c) this Agreement represents an important legal and binding agreement, that he is executing this Agreement voluntarily, free from duress, undue pressure or influence, harassment or intimidation and that he enters into it with full knowledge of its intent and terms; and (d) he is not waiving or releasing rights or claims that may arise after his execution of this Agreement.
Executive understands and agrees that Executive has been offered an opportunity of at least 21 days (the “Consideration Period”) within which to consider this Agreement and its ramifications and discuss the terms of this Agreement with the Company before executing it. Executive further acknowledges that any modification of this Agreement, whether material or immaterial, will not restart or change the Consideration Period.
Executive further understands and agrees that once Executive signs this Agreement, he will have an additional 7 days in which to revoke his acceptance of this Agreement. To do so, Executive must provide notice of revocation prior to the expiration of the 7-day revocation period to Mark Rakic, Senior Vice President of Human Resources in writing via hand delivery, fax at (408) 764-4820 or by e-mail to, if using email, with a copy to, or to their designated successors. Provided Executive has not revoked his acceptance of this Agreement during such 7-day revocation period, this Agreement shall become effective the eighth day after the Executive signs this Agreement (“Effective Date”).

Executive acknowledges that, even if this Agreement is not executed or is canceled or revoked by Executive, the provisions of the Confidential Information Agreement, that otherwise by their terms survive termination of Executive’s employment shall remain in full force and effect.
18.Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute the same instrument; provided, however, that this Agreement will be of no force or effect unless executed by both Parties. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
19.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates indicated below.

COHERENT, INC.		KEVIN PALATNIK

By:	/s/ BRET DIMARCO	/s/ KEVIN PALATNIK
	Bret DiMarco	Kevin Palatnik
Its:	Executive Vice President, Chief Legal Officer and Secretary	Executive Vice President and Chief Financial Officer

Dated:	August 20, 2020	Dated:	August 20, 2020

EXECUTION COPY
EXHIBIT A

RELEASE OF CLAIMS
This Release of Claims (“Release Agreement”) is entered into on the date set forth below by Kevin Palatnik (“Executive”) and Coherent, Inc. for and on behalf of itself and its predecessors, successors, assigns, parents, subsidiaries, branches, affiliated entities and related entities (collectively, “Company”). In consideration for certain benefits, including without limitation the Change in Leadership Severance Benefits as set forth in the Executive Transition Services Agreement dated August 20, 2020 (“Agreement”) and as a condition to Executive’s right to receive those benefits including the Change in Leadership Severance Benefits, Executive hereby agrees as follows:
1.Termination Date. Executive’s employment terminated on February 28, 2021.
2.Confidential Information. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Executive Confidential Information and Arbitration Agreement 1 between Executive and the Company. Nothing in this Release Agreement nor any other agreement with the Company is intended to or will be used in any way to limit employees’ rights to communicate with a government agency, as provided for, protected under or warranted by applicable law. Executive shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date (as defined below) of this Release Agreement.
3.Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive.
4.Release of Claims. Executive agrees that the payment to him of such Change in Leadership Severance Benefits represents consideration for settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of himself or herself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Release Agreement including, without limitation,
(a)any and all claims relating to or arising from Executive’s employment relationship with the Company or its affiliates and the termination of that relationship;
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(b)any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
(d)any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;
(e)any and all claims for violation of the federal, or any state, constitution;
(f)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and
(g)any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to (i) any obligations due Executive under the Change of Control and Leadership Change Severance Plan; (ii) Executive’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission or comparable state agency against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company); (iii) claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by Executive); (iv) claims prohibited from release as set forth in California Labor Code section 206.5 (specifically “any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made”); and (v) Executive’s rights to coverage under any fiduciary insurance policy purchased or obtained by or on behalf of the Company in which Executive is insured or in connection with the Company’s Change in Control (as defined in the Plan) or to indemnification under any contract, by-law or other arrangement that would cover Executive but for this Release Agreement.
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5.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release Agreement. Executive acknowledges that the consideration given for this waiver and Release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Release Agreement; (b) he has at least twenty-one (21) days within which to consider this Release Agreement; (c) he has seven (7) days following the execution of this Release Agreement by the parties to revoke the Release Agreement; (d) this Release Agreement shall not be effective until the revocation period has expired without revocation; and (e) nothing in this Release Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. Any revocation should be in writing and delivered to the Senior Vice-President of Human Resources at the Company by close of business on the seventh day from the date that Executive signs this Release Agreement.
6.Civil Code Section 1542. Executive represents that he is not aware of any claims against the Company other than the claims that are released by this Release Agreement. Nevertheless, Executive intends this release to be a general release, and to all claims he may have, whether known or unknown. Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code 1542, below, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.
Executive, being aware of said code section and in furtherance of his release of all claims, known and unknown, agrees to expressly waive any rights he may have thereunder, as well as under any statute or common law principles of similar effect.
7.No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
8.Application for Employment. Executive understands and agrees that, as a condition of this Release Agreement, he shall not be entitled to any employment with the
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Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company.
9.No Cooperation. Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or its affiliates and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company or its affiliates, unless under a subpoena or other court order to do so or when required to do so in response to an investigation conducted by an administrative agency of competent jurisdiction.
10.Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Release Agreement.
11.Authority. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Release Agreement.
12.No Representations. Executive represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Release Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Release Agreement.
13.Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Release Agreement shall continue in full force and effect without said provision.
14.Entire Agreement. This Release Agreement, along with the Plan and the Executive Confidential Information and Arbitration Agreement,2 represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company.
15.No Oral Modification. This Release Agreement may only be amended in writing signed by Executive and the CEO of the Company.
16.Governing Law. This Release Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.
17.Effective Date. This Release Agreement is effective eight (8) days after it has been signed by both Parties, and provided that Executive shall have not revoked this Release Agreement under paragraph 5. Such eighth day shall be deemed the “Effective Date” of this Release Agreement.
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18.Counterparts. This Release Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
19.Voluntary Execution of Release Agreement. This Release Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
(a)They have read this Release Agreement;
(b)They have been represented in the preparation, negotiation, and execution of this Release Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
(c)Understand the terms and consequences of this Release Agreement and of the releases it contains;
(d)They are fully aware of the legal and binding effect of this Release Agreement.
IN WITNESS WHEREOF, the Parties have executed this Release Agreement on the respective dates set forth below.

COHERENT, INC.		KEVIN PALATNIK

By:	/s/ BRET DIMARCO	/s/ KEVIN PALATNIK
	Bret DiMarco	Kevin Palatnik
Its:	Executive Vice President, Chief Legal Officer and Secretary	Executive Vice President and Chief Financial Officer

Dated:	August 20, 2020	Dated:	August 20, 2020

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